PFSweb to Sell LiveArea Business to Merkle for $250 Million

Company Also Engages Raymond James to Explore Strategic Alternatives for its PFS Business

Allen, TX – July 6, 2021 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce services company, has agreed to sell LiveArea, its global customer experience and commerce agency business unit to Merkle, Inc., a leading technology-enabled, data-driven customer experience management (CXM) company within Dentsu Group’s international business, Dentsu International (Tokyo: 4324).

Under the terms of the agreement, Merkle will purchase LiveArea for total consideration of approximately $250 million, with net proceeds expected to range between $185 million to $200 million, after consideration of estimated taxes and transaction related expenses. Following the closing of the transaction, PFSweb expects to use a portion of the net proceeds, along with existing cash on hand, to pay down in full its senior financing facilities. For the trailing twelve months ended March 31, 2021, LiveArea generated approximately $85 million in revenue on a standalone basis. The transaction is expected to close in the third quarter of 2021, subject to customary closing conditions.

Throughout its 30-year history, Merkle has worked with world-class brands to implement customer-centric performance marketing solutions, providing tailored, unique customer experiences on a global scale. Its heritage in data, technology, and analytics forms the foundation for its understanding of consumer insights that drive hyper-personalized marketing strategies. As a Dentsu Group company, Merkle is committed to helping clients deliver best-in-class, differentiated and connected commerce experiences across the entire customer journey. In addition to LiveArea’s expertise in technology and Connected Commerce, the agency’s growing range of digital business capabilities, which has expanded to include NXT™ Intelligence, Product Innovation, Service Design, Performance Marketing, and Orchestrated Services, complements Merkle’s services and strategy.

“Over the past year and a half, we have worked diligently to return LiveArea to sustained growth, with our strengthened leadership and sales teams driving greater organizational efficiency and record sales pipeline activity,” said Mike Willoughby, CEO of PFSweb. “We believe this transaction with Merkle, a fellow high-touch, technology-enabled customer experience management company, will allow LiveArea to more fully realize its growth potential, create significant value for our LiveArea strategic partners and position LiveArea to better serve our world-class clients. The Merkle team not only recognizes our improved foundation, but also shares our dedication to innovative, data-driven solutions and exceptional client service. Under Merkle’s ownership, we believe LiveArea is well-positioned for the road ahead.”

Jim Butler, President of LiveArea, added: “I am grateful for our team’s hard work and the growing pipeline of bookings and new service offerings we have built. We believe our integration into Merkle will provide our team with additional support and accelerated development opportunities, and we look forward to working with the Merkle team to make LiveArea an even stronger company to create agile, business driving solutions with our clients. I am also excited to continue working with my colleagues at PFS to support our shared clients as we further strengthen our service offering with access to Merkle’s digital business capabilities.”

“Adding LiveArea to the Merkle family gives us the opportunity to both increase our U.S. commerce presence and deepen our expertise in EMEA at a time of accelerated growth across our industry,” said Michael Komasinski, President of Merkle Americas. “LiveArea’s seasoned team and breadth of commerce capabilities strengthen our competitive advantage in the delivery of scaled, efficient customer experience management services and integrated solutions.”

Raymond James acted as exclusive financial advisor to PFSweb in the transaction. FisherBroyles, LLP acted as legal counsel to PFSweb in the transaction.

Exploration of Strategic Alternatives
With the divestiture of LiveArea underway, PFSweb has also engaged Raymond James to lead the exploration of a full range of strategic alternatives for its remaining business segment, PFS, to maximize shareholder value.

“Through the first quarter of 2021, PFSweb’s strong performance has demonstrated the benefits of our focus on optimizing resources and serving as a committed, flexible partner for our clients,” said Monica Luechtefeld, chair of PFSweb’s board of directors. “Over the past three years, we have worked to establish LiveArea and PFS as distinct brands in the market, segment these businesses financially, and undergo an organizational restructuring that aligned our back-office functions with this segmented approach. This transaction clearly validates our efforts to maximize growth for each business unit and drive value for our shareholders, and we will continue to focus on maximizing the growth of PFS while we complete this strategic alternatives process. As this process unfolds, our assessment will prioritize the option that most expeditiously and efficiently maximizes value for our shareholders while also seeking the best outcome for our team members.”

PFSweb has not established a timeline for completion of this strategic review process, and the company does not intend to comment further regarding the review process unless or until a specific transaction is approved by its board of directors or shareholders, the review process is concluded, or it has otherwise determined that further disclosure is appropriate or required by law. The company provides no assurance that the strategic review process will result in any transaction.

About PFSweb, Inc.
PFSweb (NASDAQ: PFSW) is a global commerce services company that manages the online customer shopping experience on behalf of major branded manufacturers and retailers. Across two business units – LiveArea for data-driven marketing and omnichannel experience design through technology selection, platform implementation and orchestrated services, and PFS for order fulfillment, contact center, payment processing/fraud management, and order management services – they provide solutions to a broad range of Fortune 500® companies and household brand names such as Procter & Gamble, L’Oréal USA, Champion, Pandora, Ralph Lauren, Shiseido Americas, the United States Mint, and many more. PFSweb enables these brands to provide a more convenient and brand-centric online shopping experience through both traditional and online business channels. The company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfsweb.com.

About LiveArea
LiveArea is an award-winning global customer experience and commerce agency. We bring the full potential of digital business to life, helping brands create meaningful and lasting customer connections. Fusing creativity, strategy, and technology, our services include NXT IntelligenceTM, product innovation, connected commerce, service design, performance marketing, and orchestrated services. We bring together world-class commerce technology, building and launching innovative products and services powered by data-driven insights to elevate customer relationships – online and in-store. We deliver B2B, B2C, and D2C solutions to clients in health and beauty, fashion and apparel, luxury, consumer packaged goods, retail stores, healthcare, and automotive. For more information, visit www.LiveAreaCX.com.

About Dentsu Group (dentsu)
Led by Dentsu Group Inc. (Tokyo: 4324; ISIN: JP3551520004), a pure holding company established on January 1, 2020, the Dentsu Group encompasses two operational networks: dentsu japan network, which oversees Dentsu’s agency operations in Japan, and dentsu international, its international business headquarters in London, which oversees Dentsu’s agency operations outside of Japan.
With a strong presence in over 145 countries and regions across five continents and with more than 64,000 dedicated professionals, the Dentsu Group provides a comprehensive range of client-centric integrated communications, media and digital services through its eight leadership brands—Carat, dentsu X, iProspect, Isobar, dentsumcgarrybowen, Merkle, MKTG and Posterscope—as well as through Dentsu Japan Network companies, including Dentsu Inc., the world’s largest single brand agency with a history of innovation. The Group is also active in the production and marketing of sports and entertainment content on a global scale.
Dentsu Group Inc. website: https://www.group.dentsu.com/en/

About Merkle
Merkle is a leading data-driven customer experience management (CXM) company that specializes in the delivery of unique, personalized customer experiences across platforms and devices. For more than 30 years, Fortune 1000 companies and leading nonprofit organizations have partnered with Merkle to maximize the value of their customer portfolios. The company’s heritage in data, technology, and analytics forms the foundation for its unmatched skills in understanding consumer insights that drive hyper-personalized marketing strategies. Its combined strengths in performance media, customer experience, customer relationship management, loyalty, and enterprise marketing technology drive improved marketing results and competitive advantage. With 12,000 employees, Merkle is headquartered in Columbia, Maryland, with 50+ additional offices throughout the Americas, EMEA, and APAC. Merkle is a dentsu company. For more information, contact Merkle at 1-877-9-Merkle or visit www.merkleinc.com.

Forward-Looking Statements
The matters discussed herein contain forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” and “estimate” and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. PFSweb’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020 and any subsequent amendments or quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the company and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Investor Relations:
Cody Slach and Jackie Keshner
Gateway Investor Relations
1-949-574-3860
PFSW@gatewayir.com